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                                                                    EXHIBIT 16

March 29, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the Change in Auditors section included in the Annual Report (Form 10-K) for the year ended December 31, 1995 for Pioneer Companies, Inc. and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                   /s/ ERNST & YOUNG LLP

                                                       Ernst & Young LLP